Exhibit 10.1

Execution Version

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”), dated as of February 6, 2017, is entered into by and between Team Health Holdings, Inc., a Delaware corporation (the “Company”) and JANA Partners LLC (“JANA”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in that certain Agreement and Plan of Merger, dated as of October 30, 2016, by and among the Company, Tennessee Parent, Inc. and Tennessee Merger Sub, Inc. (“Merger Sub”) (the “Merger Agreement”).

WHEREAS, the Company and JANA are parties to that certain Cooperation Agreement dated as of March 22, 2016 (the “Cooperation Agreement”); and

WHEREAS, in connection with the consummation of the Merger pursuant to the terms of the Merger Agreement, the Company and JANA desire to terminate the Cooperation Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows.

1. Notwithstanding the terms and conditions set forth in Section 13 of the Cooperation Agreement, pursuant to Section 10 of the Cooperation Agreement, the Company and JANA hereby agree that, contingent upon and effective as of the Effective Time, the Cooperation Agreement shall be terminated and shall have no further force or effect and neither the Company nor JANA shall have any further rights, liabilities or obligations under the Cooperation Agreement from and after the Effective Time. For the avoidance of doubt, the parties acknowledge and agree that the Confidentiality Agreement by and between the Company and JANA dated March 22, 2016 shall survive in accordance with the terms thereof.

2. This Agreement and any claim relating to or arising out of this Agreement or the transactions contemplated hereby, shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any conflict of laws rules thereof that might indicate the application of the laws of any other jurisdiction.

3. This Agreement may be executed by the parties hereto in two or more counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement. This Agreement and any counterpart hereof, to the extent signed and delivered by means of a facsimile machine or as a scanned electronic file, shall be treated in all manner and respects as an original agreement, counterpart or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

4. This Agreement may only be amended, modified or waived in a writing signed by an authorized representative of each of the parties hereto.

5. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns. No party may assign or transfer its rights, interests or obligations hereunder without the prior written consent of the other parties.

6. This Agreement shall automatically terminate and be void ab initio upon the termination of the Merger Agreement in accordance with its terms prior to the Effective Time.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

TEAM HEALTH HOLDINGS, INC.

By:	/s/ Steven E. Clifton
Name:	Steven E. Clifton
Title:	Executive Vice President & General Counsel

[Signature Page to Termination Agreement]

JANA PARTNERS LLC

By:	/s/ Charles Penner
Name:	Charles Penner
Title:	Partner & CLO

[Signature Page to Termination Agreement]